UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2006

REMY INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-13683	35-1909253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2902 Enterprise Drive Anderson, Indiana	46013
(Address of principal executive offices)	(Zip Code)

(765) 778-6499

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)	On October 10, 2006, the Registrant, Remy International, Inc. (the “Company”) entered into a standard form Indemnification Agreement with the Members of the Board of Directors of the Company (the “Indemnification Agreement”).

(b)	The Indemnification Agreement provides for contractual indemnification to the Directors and Officers (individually, the “Indemnitee”) to the extent such Indemnitee is or was threatened to be made a party in any litigation or administrative proceeding by virtue of the fact that such Indemnitee was serving as a Director or Officer of the Company. Other customary provisions in the Indemnification Agreement include advancement of expenses and insurance requirements customary in such types of agreements. The Indemnification Agreement does not cover: (i) claims initiated by Indemnitee, (ii) any claims in connection with non-compete or non-disclosure violations by Indemnitee, or (iii) to the extent that indemnification may be deemed impermissible under any applicable federal or state law which may prohibit the Company from indemnifying directors and officers in certain matters.

A copy of the Form of Indemnification Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and as such, is incorporated herein by reference.

Item 8.01 Other Events.

(c)	The Company recently Amended and Restated its Bylaws to update for changes under Delaware law. Among the changes made were to conform the Bylaws notice provisions and to correct the Company’s name which was changed in 2004 to Remy International, Inc. The Board of Directors approved such Amend and Restated Bylaws by Written Consent on October 1,2006 .

A copy of the Amended and Restated Bylaws is filed as Exhibit 10.4 to this Current Report on Form 8-K and as such, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.3	Form of Indemnification Agreement between Remy International, Inc. and the Members of the Board of Directors and Officers.

10.4	Amended and Restated Bylaws of Remy International, Inc. dated October 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2006	REMY INTERNATIONAL, INC.

	By:	/S/ Amitabh Rai
	Name:	Amitabh Rai
	Title:	Vice President and Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Number	Exhibit
10.3	Form of Indemnification Agreement between Remy International, Inc. and the Members of the Board of Directors and Officers.

10.4	Amended and Restated Bylaws.